                                                                    EXHIBIT 31.2


                                 CERTIFICATIONS
                             AS ADOPTED PURSUANT TO
                  SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Kevin A. Yanoscik, certify that;

         1. I have reviewed this quarterly report on Form 10-QSB of PurchaseSoft, Inc.;

         2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

         3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

         4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

                  a. Designed such disclosure controls and procedures to ensure that material information relating to her registrant, including its consolidated subsidiaries, is make known to us by others within those entities particularly during the period in which this quarterly report is being prepared;

                  b. Evaluated the effectiveness of the registrant's disclosure controls and procedures as of a dated within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

                  c. Presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

         5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

                  a. All significant deficiencies in the design or operation of internal controls which cold adversely affect the registrants' ability to record, process, summarized and report financial data and have identified for the registrants auditors any material weaknesses in internal controls: and

                  b. Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls: and


Date: November 28, 2006                       /s/ Kevin A. Yanoscik
                                              ---------------------------------
                                              Kevin A. Yanoscik
                                              Secretary, Treasurer and Director